Exhibit 99.1

STORE Capital Announces Issuance of $175 Million of Senior Unsecured Notes

First Offering of Notes Enhances Balance Sheet Flexibility

SCOTTSDALE, Ariz., November 20, 2015 — STORE Capital Corporation (NYSE: STOR), an internally managed net-lease real estate investment trust (REIT) that invests in Single Tenant Operational Real Estate, today announced the closing of its first privately placed offering of $175 million principal amount of investment grade-rated senior unsecured notes.  The notes were sold in two series consisting of $75 million of 4.95% Series A Notes due November 21, 2022; and $100 million of 5.24% Series B Notes due November 21, 2024 (collectively, the “Notes”).  The Notes will pay a fixed rate of interest semi-annually on May 21 and November 21 of each year, commencing May 21, 2016 and were rated BBB- by Fitch Ratings, Inc.

“This inaugural private placement term note issuance is an important strategic step that makes us one of the few REITs that have a highly rated borrowing conduit, complemented by the ability to issue corporate investment-grade term notes,” said Christopher Volk, Chief Executive Officer.  “Over the next few years, as we become a seasoned term note issuer and take advantage of our term borrowing diversity, we expect this strategy to result in a cost of capital advantage that will benefit our stockholders and customers.  We are encouraged by the broad interest from debt investors in STORE and look forward to working together in the future as we continue to grow this great company.”

Net proceeds from the offering will be used to repay outstanding amounts on the Company’s unsecured revolving credit facility.

Goldman, Sachs & Co. and Morgan Stanley acted as placement agents on the transaction.

The offer and sale of the Notes have not been registered under the Securities Act of 1933 as amended, and the Notes may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from registration requirements.  This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of any Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About STORE Capital

STORE Capital Corporation is an internally managed net-lease real estate investment trust, or REIT, that is the leader in the acquisition, investment and management of Single Tenant Operational Real Estate, which is its target market and the inspiration for its name. STORE Capital is one of the largest and fastest growing net-lease REITs and owns a large, well-diversified portfolio that consists of investments in over 1,246 property locations, substantially all of which are profit centers, in 46 states. Additional information about STORE Capital can be found on its website at www.storecapital.com.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts contain forward-looking statements. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximate” or “plan,” or the negative of these words and phrases or similar words or phrases. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. For more information on risk factors for STORE Capital’s business, please refer to the periodic reports and prospectuses it files with the SEC from time to time. These forward-looking statements speak only as of the date of this press release and should not be relied upon as predictions of future events. STORE Capital expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in STORE Capital’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Financial Profiles

Moira Conlon, (310) 622-8220

STORECapital@finprofiles.com

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